Exhibit 99.3

CHINESE GENERAL CIVIL CODE

Relevant excerpt of the Chinese General Civil Code

Article 63. Citizens and legal persons may perform civil juristic acts through agents.

An agent shall perform civil juristic acts in the principal's name within the scope of the power of agency. The principal shall bear civil liability for the agent's acts of agency.

An agent shall perform civil juristic acts in the principal's name within the scope of the power of agency. The principal shall bear civil liability for the agent's acts of agency.

Article 65. A civil juristic act may be entrusted to an agent in writing or orally. If legal provisions require the entrustment to be written, it shall be effected in writing.

Where the entrustment of agency is in writing, the power of attorney shall clearly state the agent's name, the entrusted tasks and the scope and duration of the power of agency, and it shall be signed or sealed by the principal.

If the power of attorney is not clear as to the authority conferred, the principal shall bear civil liability towards the third party, and the agent shall be held jointly liable.

Article 66. The principal shall bear civil liability for an act performed by an actor with no power of agency, beyond the scope of his power of agency or after his power of agency has expired, only if he recognizes the act retroactively. If the act is not so recognized, the performer shall bear civil liability for it. if a principal is aware that a civil act is being executed in his name but fails to repudiate it, his consent shall be deemed to have been given.

An agent shall bear civil liability if he fails to perform his duties and thus causes damage to the principal.

If an agent and a third party in collusion harm the principal's interests, the agent and the third party shall be held jointly liable.

If a third party is aware that an actor has no power of agency, is overstepping his power of agency, or his power of agency has expired and yet joins him in a civil act and thus brings damage to other people, the third party and the actor shall be held jointly liable.

Article 69. An entrusted agency shall end under any of the following circumstances:

(1) when the period of agency expires or when the tasks entrusted are completed;

(2) when the principal rescinds the entrustment or the agent declines the entrustment;

(3) when the agent dies;

(4) when the principal loses his capacity for civil conduct; or

(5) when the principal or the agent ceases to be a legal person.